Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57991) pertaining to the Individual Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant of our report dated June 19, 2003, with respect to the financial statements of the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

June 19, 2003

Houston, Texas

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